UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-1747023
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Executive Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-169474
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable.

EXPLANATORY NOTE

Spirit Airlines, Inc. (“Spirit”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.0001 par value per share (“Common Stock”) from the NASDAQ Global Select Market of The NASDAQ Stock Market LLC (“NASDAQ”) to the New York Stock Exchange (“NYSE”).

Item 1.    Description of Registrant's Securities to be Registered.
The description of the Common Stock set forth under the caption “Description of Capital Stock” contained in the prospectus, dated February 24, 2015, filed together with and forming a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-202260), which became effective upon filing with the Securities and Exchange Commission on February 24, 2015, is incorporated herein by reference.

Item 2.    Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 19, 2017	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General Counsel